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                                                                    Exhibit 24.1

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Linda G. Havard and Howard Shapiro and each of them his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-4 relating to PEI Holdings, Inc.'s 11% Senior Secured Notes due 2010 and guarantees thereof and any and all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of June 2003.


                                           /s/ Mark L. Rudolph
                                           --------------------------
                                           Mark L. Rudolph